EXHIBIT 99.1

 PNM RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with the historical consolidated financial statements and related notes of PNM Resources, Inc. ("PNMR" or the "Company"), and TNP Enterprises, Inc. ("TNP").  PNMR completed the acquisition of TNP on June 6, 2005.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2005 give effect to:

  the acquisition of TNP by PNMR for approximately $87.6 million in cash and 4,326,337 shares of PNMR common stock based on a price of $20.20 per PNMR common share;

  the repayment in full on June 6, 2005 of all amounts due under the TNP's $112.5 million Amended and Restated Credit Agreement dated as of August 28, 2003 among TNP, Canadian Imperial Bank of Commerce and the several lenders thereunder ("Credit Agreement");

  the redemption on July 6, 2005 of (a) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series C, (b) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series D (collectively, "Preferred Stock"), and (c) TNP's 10.25% Senior Subordinated Notes due 2010, Series B ("Senior Notes"); and

  PNMR's financing of the cash portion of the acquisition, including anticipated acquisition costs.

The unaudited pro forma condensed combined statements of income assume that PNMR's acquisition of TNP was consummated on January 1, 2004.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of PNMR and TNP as if PNMR's acquisition of TNP was consummated on June 30, 2005, and gives effect to the estimated incremental debt necessary to complete the financing of the acquisition of TNP.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by PNMR's management.  The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the consolidated financial position at any future date or the combined financial results of PNMR and TNP for any future period.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2005
(Unaudited)

	PNMR	Pro Forma		PNMR As
	Historical	Adjustments		Adjusted
	(Note 1)	(Note 4)		For TNP
	(In thousands)
ASSETS
Net utility plant	$2,940,828	$ -		$2,940,828
Other property and investments	444,482	-		444,482

Current assets:
Cash and cash equivalents	225,646	(167,848)	a	57,798
		98,820	b
		(98,820)	c
Accounts receivable, net of allowance	207,952	-		207,952
Inventories, other receivables and current assets	177,224	-		177,224
Total current assets	610,822	(167,848)		442,974

Deferred charges and other assets:
Goodwill and other intangible assets	545,804	-		545,804
Regulatory assets	358,956	-		358,956
Other assets and other deferred charges	143,492	1,180	b	144,672
Total deferred charges	1,048,252	1,180		1,049,432
	$5,044,384	$ (166,668)		$4,877,716

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock outstanding	$ 803,888	$ (5,500)	b	$ 798,388
Accumulated other comprehensive income	(85,388)	-		(85,388)
Retained earnings	570,704	-		570,704
Total common stockholders' equity	1,289,204	(5,500)		1,283,704
Cumulative preferred stock of subsidiary and
cumulative preferred stock, redeemable	233,177	(221,648)	a	11,529
Long-term debt	1,938,038	(275,000)	a	1,763,038
		100,000	b
Total capitalization	3,460,419	(402,148)		3,058,271

Current liabilities:
Accounts payable	119,705	(14,100)	a	85,905
		(19,700)	a
Accrued expenses and other liabilities	184,273	(7,400)	a	176,873
Short-term debt	20,700	370,000	a	291,880
		(98,820)	c
Total current liabilities	324,678	229,980		554,658

Deferred credits:
Accumulated deferred income tax and tax credits	434,794	-		434,794
Regulatory liabilities	373,095	-		373,095
Other deferred credits	451,398	5,500	b	456,898
Total deferred credits	1,259,287	5,500		1,264,787

Commitments and Contingencies	-	-		-
	$5,044,384	$ (166,668)		$4,877,716

PNM RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(Unaudited)

	PNMR	TNP	Pro Forma		PNMR As
	Historical	Historical	Adjustments		Adjusted
	(Note 1)	(Note 2)	(Note 5)		For TNP
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 584,943	$ 256,807	$ (32,680)	d	$ 809,466
			396	f
Gas	247,670	-	-		247,670
Other	554	-	-		554
Total operating revenues	833,167	256,807	(32,284)		1,057,690

Operating Expenses:
Cost of energy sold	485,669	125,548	(32,680)	d	579,470
			933	f
Administrative and general	93,496	66,870	-		160,366
Energy production costs	75,838	-	-		75,838
Depreciation and amortization	60,012	13,236	616	e	73,864
Transmission and distribution costs	29,113	9,111	-		38,224
Taxes, other than income taxes	19,442	11,440	-		30,882
Income taxes	12,573	38	3,305	g	15,916
Total operating expenses	776,143	226,243	(27,826)		974,560
Operating income	57,024	30,564	(4,458)		83,130

Other Income and Deductions:
Interest and other income	27,266	2,128	-		29,394
Other deductions	(10,010)	(152)	-		(10,162)
Carrying charges on regulatory assets	525	(1,407)	-		(882)
Other income taxes	(6,011)	(683)	-		(6,694)
Net other income and deductions	11,770	(114)	-		11,656
Earnings before interest charges	68,794	30,450	(4,458)		94,786

Interest Charges	34,544	28,977	9,415	h	54,154
			(18,782)	i

Preferred Stock Dividend
Requirements	2,200	12,103	(12,103)	j	2,200

Net Earnings (Loss)	$ 32,050	$ (10,630)	$ 17,012		$ 38,432

Net Earnings per Common Share:

Basic	$ 0.51				$ 0.56
Diluted	$ 0.50				$ 0.55

Average Common Shares Outstanding	63,057				68,710

Average Common and Common
Equivalent Shares Outstanding	64,010				69,664

The accompanying notes are an integral part of these pro forma financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(1)          PNMR Basis of Presentation

          Historical financial information for PNMR as of and for the six months ended June 30, 2005 has been derived from PNMR's historical financial statements.

         As discussed in Note 3, on June 6, 2005, PNMR completed the previously announced acquisition of TNP effective at 8:00 AM Central Daylight Time.  The acquisition was accounted for using the purchase method of accounting.  Under this method, the purchase price was allocated to the fair market value of the assets acquired and the liabilities assumed.  The excess purchase price over the fair value of the assets acquired and the liabilities assumed was allocated to goodwill.  As a result, TNP recorded purchase accounting fair value adjustments to assets and liabilities, including deferred assets, regulatory assets and pension and postretirement liabilities.  The purchase accounting entries are reflected on PNMR's historical balance sheet as of the purchase date, June 6, 2005.  PNMR's historical income statement for the six months ended June 30, 2005, includes results of operations for TNP from June 6, 2005 through June 30, 2005.

(2)          TNP Basis of Presentation

          Historical income statement information for TNP for the period January 1 through June 6, 2005 has been derived from TNP's historical financial statements.  Certain reclassifications have been made to the historical TNP financial statements to conform to the presentation used in PNMR's historical financial statements.  Such reclassifications had no effect on TNP's previously reported income (loss) applicable to common stock.

(3)          TNP Acquisition

 On June 6, 2005, PNMR completed the acquisition of TNP.  Prior to the consummation of the acquisition, TNP was a privately-owned holding company based in Forth Worth, Texas.  TNP's principal subsidiaries are Texas-New Mexico Power Company ("TNMP"), a regulated utility operating in Texas and New Mexico, and First Choice Power ("First Choice"), a certified retail electric provider operating in Texas.

The agreed-upon purchase price was $189.1 million, subject to certain adjustments which resulted in a payment at closing to SW Acquisition, L.P. ("SW Acquisition") of the estimated purchase price of approximately $175.0 million paid approximately half in cash and approximately half in common stock with the number of shares determined using a value of $20.20 per common share, as provided for in the Stock Purchase Agreement ("SPA"), dated as of July 24, 2004, by and between PNMR and SW Acquisition.  Pursuant to the SPA, PNMR provided SW Acquisition its proposed final purchase price, reflecting a reduction from the estimated purchase price of approximately $37.0 million.  SW Acquisition has objected to PNMR's proposed final purchase price.

There is a mechanism established in the SPA for resolving disputes regarding the final purchase price; however, on August 19, 2005, SW Acquisition notified PNMR that SW Acquisition had filed a petition in Texas state district court in Tarrant County, Texas, against PNMR, in which SW Acquisition alleged, among other things, that PNMR had breached the SPA.  The petition seeks a declaration of the parties' rights and duties under the SPA, including the final purchase price, and

PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

also seeks damages in an unspecified amount.  In September 2005, PNMR filed an answer to the petition generally denying SW Acquisition's claims and a counterclaim seeking damages for SW Acquisition's breaches of contract including its early termination of the negotiation period provided for in the SPA and its breach of the alternate dispute resolution.  PNMR also filed a motion to compel arbitration consistent with the SPA and a motion for a preliminary injunction that would force SW Acquisition to choose an accountant to resolve the purchase price dispute.  PNMR's motions are set for hearing in late October 2005.  PNMR believes the suit to be without merit and intends to vigorously defend itself and otherwise protect its rights under the SPA.

 (4)          Pro Forma Balance Sheet Adjustments

 Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the acquisition of TNP by PNMR.

a.           Records the redemption of TNP's Preferred Stock and Senior Notes.

b.           Records additional borrowings incurred to fund the acquisition and deferred financing costs incurred to borrow those funds. The final accounting for the additional borrowings incurred to fund the acquisition and deferred financing costs incurred to borrow those funds is still under review and is subject to change.

c.           Records the repayment of additional borrowings of short-term debt with proceeds from long-term debt.

(5)          Pro Forma Statements of Income Adjustments

 Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the acquisition of TNP by PNMR.

As part of the acquisition, PNMR acquired a contractual obligation to purchase power.  In comparing the pricing terms of the contractual obligation against the forward price of electricity in the relevant market, PNMR concluded that the contract was above market.  In accordance with Statement of Accounting Financial Standards No. 141, as amended, "Business Combinations," the contract was recorded at fair value and a deferred liability that will be amortized as a reduction in cost of energy over approximately three years was established.  The amortization matches the difference between the forward price curve and the contractual obligation for each month in accordance with the contract as of the acquisition date.

PNMR also acquired a contractual obligation to sell power to certain commercial and industrial customers.  The valuation was based on the difference between the current market rates charged by the Company compared to the contractual rate embedded in the customer agreement.  As a result of the analysis, the Company determined that its rates for these contractual customers are below market

PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

rates and recorded a deferred liability that will be amortized into revenues over the contract life, or approximately three years.  The amortization matches the difference between the retail market rate and the contractual obligation for each month as of the date of acquisition.

As part of the overall valuation of First Choice, PNMR determined that it had an intangible asset associated with the customer list purchased as part of the acquisition.  This intangible asset will be amortized on a straight-line basis over eight years.  The other intangible asset acquired in the acquisition of TNP is anticipated to have an indefinite life, and therefore, will be a non-amortizing asset.  Estimated useful lives and amortization periods of property and equipment will be determined as part of the final purchase price allocation and adjusted accordingly.  TNP's largest subsidiary, TNMP, is a regulated utility, therefore, the valuation of the majority of the assets and liabilities will be determined within the context of Statement of Accounting Financial Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," and will not change significantly from their currently reported values.

The unaudited pro forma condensed combined financial statements do not reflect any synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations.  For the six months ended June 30, 2005, PNMR incurred such acquisition-related costs of approximately $6.7 million.

The computation of pro forma earnings per share includes the effect of 4,326,337 shares of PNMR common stock issued upon acquisition and 3,910,000 shares of PNMR common stock issued on March 30, 2005, as if they were issued on January 1, 2004.

d.           Records the elimination of operating revenues and cost of energy for transactions between PNM and TNMP.

e.           Records amortization of the acquired customer list, discussed above, with an estimated life of eight years.

f.            Records amortization of estimated deferred liabilities, discussed above, with estimated contract lives of three years.

g.           Records the estimated tax effect of the pro forma adjustments.  The estimated tax effect of the amortization of the intangible asset and deferred liabilities was calculated using PNMR's federal statutory rate of 35.0%.  The tax estimated tax effect of all other items was calculated using PNMR's federal and state statutory rate of 39.59%.

h.           Reflects increase in interest expense comprised of incremental borrowings incurred by PNMR to fund the acquisition, including transaction costs and amortization of deferred finance charges.  The pro forma interest expense arising from the incremental borrowings has been computed using the stated rate of 4.80% on approximately  $247.3 million of senior notes, an assumed rate of one month LIBOR plus 75 basis points on approximately $150.0 million of commercial paper short-term notes under the PNMR commercial paper program, and an assumed rate of 4.80% on approximately $100.0 million of senior notes.  Pro forma interest expense also includes quarterly contract adjustment payments computed using a stated and an assumed rate of 1.95%.

PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

i.             Reflects reduction in interest expense, including amortization of deferred finance charges, to reflect the repayment in full of all amounts due under TNP's  $112.5 million Credit Agreement, which had an interest rate of approximately 7.5%, and redemption of TNP's 10.25% Senior Notes, using funds described in above in entry "h."

j.             Reflects reduction in dividend requirements to reflect the redemption of TNP's 14 1/2% Preferred Stock, using funds described above in entry "h."